Exhibit 99.1

OSI SYSTEMS REPORTS FISCAL 2026 FIRST QUARTER

FINANCIAL RESULTS

•	Record Q1 Revenues of $385 Million (12% year-over-year growth)
•	Q1 Earnings per Diluted Share
	o	GAAP EPS of $1.18
	o	Record Non-GAAP EPS of $1.42 (14% year-over-year growth)
•	Record Q1 Backlog
•	Company Increases Fiscal 2026 Revenues and Non-GAAP EPS Guidance

HAWTHORNE, Calif. — (BUSINESS WIRE) — October 30, 2025—OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the first quarter of fiscal 2026.

Ajay Mehra, OSI Systems’ President and Chief Executive Officer, stated, “We are pleased to begin fiscal 2026 with record first quarter revenues and non-GAAP earnings per share, driven by strong growth across each of our divisions. Robust bookings contributed to a record backlog for the first fiscal quarter. Looking ahead, our expanding opportunity pipeline positions us well for continued growth, as we capitalize on increasing demand and pursue strategic initiatives across key markets.”

Financial Summary

	Three Months Ended September 30,
(Dollars in thousands, except per-share amounts)	2024	2025	% Growth
Revenues	$344,007	$384,623	12%

Diluted earnings per share - GAAP	$1.05	$1.18	12%
Diluted earnings per share - non-GAAP	$1.25	$1.42	14%

Book-to-Bill Ratio	1.2	1.1

Cash flow provided by (used in) operating activities	$(37,160)	$17,137
Capital expenditures	$7,705	$7,028

Mr. Mehra further commented, “The Security division delivered another strong quarter as revenues increased 13% year-over-year, driving growth in operating income. With a healthy backlog and expanding global demand, the division is well-positioned to capitalize on future opportunities and drive sustained performance.”

Mr. Mehra continued, “Our Optoelectronics and Manufacturing division also generated robust financial results in the first quarter, achieving 12% revenue growth with solid profitability. This performance highlights the competitive advantage of our vertically-integrated structure, which enables operational efficiency and innovation. With increasing customer demand, the division is poised for future growth.”

Mr. Mehra concluded, “We are encouraged by the first-quarter year-over-year sales growth of 10% in our Healthcare division, which reflects the impact of our strategic initiatives and heightened customer engagement. With our strengthened leadership team in place, we look to build on this momentum.”

Fiscal Year 2026 Outlook

	Previous Guidance	Updated Guidance
Revenues	$1.805 billion - $1.850 billion	$1.825 billion - $1.867 billion
Year-over-Year Growth Rate	5.4% - 8.0%	6.5% - 9.0%

Non-GAAP Earnings Per Share	$10.11 - $10.39	$10.20 - $10.48
Year-over-Year Growth Rate	8.0% - 11.0%	9.0% - 12.0%

The Company is increasing its fiscal 2026 revenues and non-GAAP diluted earnings per share guidance, as indicated above. Actual revenues and non-GAAP diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2026 diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS being materially different from projected non-GAAP diluted EPS.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 1:30 pm PT (4:30 pm ET) today to discuss its financial results for the 2026 first fiscal quarter. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call for approximately three months thereafter. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems designs and manufactures specialized electronic systems and components for critical applications. The Company operates through three key segments: Security, Optoelectronics and Manufacturing, and Healthcare. Its Security division delivers advanced inspection systems, turnkey screening solutions, and comprehensive support services to protect people and infrastructure. The Optoelectronics and Manufacturing segment serves as a global supplier of high-performance optoelectronic solutions and precision manufacturing services for leading OEMs. The Healthcare segment focuses on patient monitoring, diagnostic cardiology, and related services to enhance clinical care and patient outcomes. Serving over 170 countries, OSI Systems strategically positions its sales, service, R&D, and manufacturing capabilities worldwide to provide fast and efficient delivery and support. For more information on OSI Systems or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures is provided to allow for the comparison of the underlying performance of the Company, excluding the impact of restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, and associated tax effects, and discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. Our non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, cash flow generation, and operational performance in fiscal 2026 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; government shutdown; delays in revenue recognition related to the timing of customer acceptance; the impact of potential information technology, cybersecurity or data security breaches; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict or conflicts in the Middle East, including the potential for broad economic disruption; global economic uncertainty, including the impact of tariffs; material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; unfavorable interest rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

For Additional Information, Contact:

OSI Systems, Inc.

Ajay Vashishat

Vice President

Telephone: (310) 349-2237

avashishat@osi-systems.com

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,
	2024	2025
Revenues:
Products	$255,808	$275,810
Services	88,199	108,813
Total net revenues	344,007	384,623
Cost of goods sold:
Products	170,422	202,056
Services	52,083	59,382
Total cost of goods sold	222,505	261,438
Gross profit	121,502	123,185
Operating expenses:
Selling, general and administrative	72,223	66,955
Research and development	17,773	20,427
Restructuring and other charges	1,178	2,730
Total operating expenses	91,174	90,112
Income from operations	30,328	33,073
Interest and other expense, net	(7,359)	(7,398)
Income before income taxes	22,969	25,675
Provision for income taxes	(5,033)	(5,119)
Net income	$17,936	$20,556

Diluted earnings per share	$1.05	$1.18
Weighted average shares outstanding – diluted	17,055	17,473

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2025	September 30, 2025
Assets
Cash and cash equivalents	$106,405	$124,416
Accounts receivable, net	837,743	828,231
Inventories	407,174	454,034
Prepaid expenses and other current assets	71,539	70,768
Total current assets	1,422,861	1,477,449
Property and equipment, net	126,747	128,258
Goodwill	387,393	385,435
Intangible assets, net	183,290	182,894
Other non-current assets	120,966	125,120
Total Assets	$2,241,257	$2,299,156

Liabilities and Stockholders' Equity
Bank lines of credit	$178,000	$252,100
Current portion of long-term debt	8,130	5,379
Accounts payable and accrued expenses	281,304	304,769
Other current liabilities	229,504	229,414
Total current liabilities	696,938	791,662
Long-term debt	463,504	436,844
Other long-term liabilities	129,731	124,692
Total liabilities	1,290,173	1,353,198
Total stockholders’ equity	951,084	945,958
Total Liabilities and Stockholders’ Equity	$2,241,257	$2,299,156

SEGMENT INFORMATION AND NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30,
	2024					2025
		Operating	% of	Net	Diluted		Operating	% of	Net	Diluted
(Dollars in thousands, except per-share amounts)	Revenues	Income	Revenues	Income	EPS	Revenues	Income	Revenues	Income	EPS
OSI Consolidated
GAAP basis	$344,007	$30,328	8.8%	$17,936	$1.05	$384,623	$33,073	8.6%	$20,556	$1.18
Restructuring and other charges		1,178	0.3%	1,178	0.07		2,730	0.7%	2,730	0.16
Amortization of acquired intangible assets		3,867	1.2%	3,867	0.23		3,975	1.0%	3,975	0.23
Tax benefit of non-GAAP adjustments				(1,211)	(0.07)				(1,562)	(0.09)
Discrete tax benefit				(482)	(0.03)				(863)	(0.06)
Non-GAAP basis		$35,373	10.3%	$21,288	$1.25		$39,778	10.3%	$24,836	$1.42

		Operating	% of				Operating	% of
	Revenues	Income	Revenues			Revenues	Income	Revenues
Revenue and Operating Income by Segment
Security
GAAP basis	$224,314	$28,856	12.9%			$254,248	$28,609	11.3%
Restructuring and other charges		479	0.2%				2,357	0.9%
Amortization of acquired intangible assets		2,986	1.3%				3,377	1.4%
Non-GAAP basis		32,321	14.4%				34,343	13.5%

Optoelectronics & Manufacturing
GAAP basis	97,795	10,609	10.8%			109,461	12,726	11.6%
Restructuring and other charges		547	0.6%				27	0.0%
Amortization of acquired intangible assets		580	0.6%				327	0.3%
Non-GAAP basis		11,736	12.0%				13,080	11.9%

Healthcare
GAAP basis	37,102	800	2.2%			40,743	1,846	4.5%
Restructuring and other charges		152	0.4%				332	0.8%
Amortization of acquired intangible assets		301	0.8%				271	0.7%
Non-GAAP basis		1,253	3.4%				2,449	6.0%

Corporate/Elimination
GAAP basis	(15,204)	(9,937)				(19,829)	(10,108)
Restructuring and other charges		-					14
Non-GAAP basis		(9,937)					(10,094)

OSI Consolidated
GAAP basis	$344,007	30,328	8.8%			$384,623	33,073	8.6%
Restructuring and other charges		1,178	0.3%				2,730	0.7%
Amortization of acquired intangible assets		3,867	1.2%				3,975	1.0%
Non-GAAP basis		$35,373	10.3%				$39,778	10.3%